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                              August 13, 1997



John Hancock Mutual Life Insurance Company
c/o Hancock Agricultural Investments Group
99 High Street, 26th Floor
Boston MA 02110
Attention: Managing Director

     Re:  Real Estate Purchase Contract.

Ladies and Gentlemen:

     We refer to the Real Estate Purchase Contract, dated January
24, 1997 (the "Contract") between R.H. Phillips, Inc. ("Seller") and Farmland Management Services and its assignee, John Hancock
Mutual Life Insurance Company ("Buyer"). We would like to clarify our understanding of Section 23 of the Contract, which deals with the arrangement pursuant to which Buyer advanced to Seller the sum of $1,175,000 for the purpose of vineyard development in June, 1997.
To the extent that Section 23 is inconsistent with the terms set forth in this letter, this letter shall control and shall be deemed to constitute
Section 23 of the Contract.

     R.H. Phillips has planted vineyards and will continue to
perform additional vineyard development work on certain real property Seller sold to Buyer pursuant to the Contract (the
"Property").  Specifically, approximately 80 acres of new vineyards were planted in the spring of 1997 on ground previously deep ripped in the northwest portion of the block commonly called the North
Jones Vineyard, and additional vineyard development work has been and will be performed  on that portion of the Property and elsewhere on the Property.  The planting and development work is to be completed by Seller in accordance with Buyer's standards and specifications.  The planting and development work has included and will include, but is not limited to: installation of the below and above-ground irrigation system in the form of a drip system, stakes, wire, clips and end posts and a complete multi-wire trellis system; planting of varietal vines on hybrid stock and the development of
those vines until they reach maturity (the "Improvements").   Subject
to the limitations set forth in this letter, Buyer shall bear the costs and expenses Seller incurs after June 2, 1997 in making the Improvements (the "Future Vineyard Development Costs").

     On June 2, 1997, Buyer paid to Seller $1,175,000 as an advance of the Future Vineyard Development Costs (the "Advance"). Seller shall provide Buyer with periodic reports setting forth its charges and the expenses it incurs in connection with the Improvements. If at such time as the vineyards reach maturity, the Future Vineyard Development Costs are less than the amount of the Advance, Seller shall refund to Buyer the amount by which the Advance exceeded these costs. In addition, if Seller does not complete the Improvements or commits a material breach of that certain
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Agricultural Sublease between Seller and Farmland
Management Services which results in the termination of that Agricultural Sublease prior to the completion of the Improvements, Seller shall refund to Buyer the amount by which the Advance exceeds the actual Future Vineyard Development Costs to that date.

     If the actual Future Vineyard Development Costs exceed the amount of the Advance, Buyer shall not be obligated to make any additional payment of the Future Vineyard Development Costs.

     For the purposes of this letter, vineyards will be deemed to reach maturity at such time as those vineyards produce quantities of grapes commensurate with production levels of other mature vineyards owned or managed by Seller.

     The obligations contained in Section 23, including but not limited to those described in this letter, survived the Close of Escrow and the recordation of the grant deed for the Property.

     Please sign below to indicate your agreement to the terms and conditions set forth in this letter.

                         Sincerely,


                         R.H. PHILLIPS, INC.



                         //s// John E. Giguiere
                         John E. Giguiere, President


We agree to the terms set forth in this letter.


JOHN HANCOCK
MUTUAL LIFE
INSURANCE COMPANY
By: Hancock Natural
Resource Group, Inc.


By: //s// Julie A. Koeninger, CFA
    Julie A. Koeninger, CFA

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